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                                                                   Exhibit 10.46







                             TENNECO AUTOMOTIVE INC.
                             INCENTIVE DEFERRAL PLAN


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                 TENNECO AUTOMOTIVE INC. INCENTIVE DEFERRAL PLAN

1.   PURPOSE

Effective January 1, 2005, Tenneco Automotive Inc. (the "Company") hereby establishes the Tenneco Automotive Inc. Incentive Deferral Plan (the "Plan"). The purpose of the Plan is to provide directors and a select group of management or highly compensated employees of the Company and its subsidiaries and affiliates (hereinafter collectively referred to as the "Company") an opportunity to defer compensation received by them from the Company in accordance with the terms and conditions set forth herein.

2.   ADOPTION AND ADMINISTRATION

The Plan shall be administered by the Compensation/Nominating/Governance Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have the sole and complete authority and discretion to interpret the terms and provisions of the Plan and to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan, and to determine facts under the Plan as it shall from time to time deem advisable.

3.   ELIGIBILITY

Directors and executive incentive level U.S. participants in the Company's Value Added ("TAVA") Incentive Compensation Plan shall be eligible to participate in the Plan. Further, any person who had an account balance in the Tenneco Automotive Inc. Deferred Compensation Plan may participate in this Plan.

Persons eligible to participate in the Plan shall be referred to as "Participant" or "Participants" as the case may be.

4.   ELECTION TO DEFER

A Participant may elect in writing to defer receipt of all or a specified portion of his or her bonuses or incentive compensation to be received with respect to a calendar year ("Deferral Election"); provided, however, that any election by a Participant who is subject to the reporting and short swing profits liability provisions of Section 16 of the Securities and Exchange Act of 1934, as amended, including an election relating to the form of distribution or to defer income into an "Automotive stock index account" pursuant to Section 6 of the Plan, shall not be effective until such election and the transactions contemplated thereby shall have been specifically approved by the Committee to the extent such approval is required to avoid liability under Section 16 of the Securities and Exchange Act of 1934 and the regulations thereunder. Once received by the Committee, a Deferral Election cannot be revoked. A Deferral Election (including Committee approval) must be made prior to June 30 of the calendar year in which the bonus or incentive compensation will be awarded. A Participant must make a separate Deferral Election with respect to each calendar year of participation in the Plan. A new Participant in the Plan shall have 30 days following his or her notification by the Committee of his or her eligibility to participate in the Plan to make a Deferral Election with respect to bonus or incentive

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compensation to be awarded within that calendar year. Amounts deferred under the
Plan shall be referred to as the "Deferred Amounts."

5.   OUTSIDE DIRECTORS

Directors who are not employees of the Company or its subsidiaries (hereinafter referred to as "Outside Directors") will receive as part of their compensation for service on the Company's Board of Directors sixty (60) percent of their annual retainer fee in the form of credits deferred subject to the terms of this Plan in the Automotive stock index account. Amounts credited to the Automotive stock index account under this Section 5 will be settled either in cash or, if the Company so elects, shares of the Company's common stock and will be offered under the Company's principal equity incentive plan then in effect.


6.   ESTABLISHMENT OF DEFERRED COMPENSATION ACCOUNT

At the time of a Participant's initial Deferral Election, the Company shall establish a memorandum account (a "Deferred Compensation Account") for such Participant on its books. The Deferred Amount shall be credited to the Participant's Deferred Compensation Account as of the day on which the Participant would otherwise be entitled to receive the bonus or incentive compensation. Any required withholding for taxes (e.g. Social Security taxes) on the Deferred Amount shall be made from other compensation of the Participant. Adjustments as provided below, shall be made to the Participant's Deferred Compensation Account.

7.   ADJUSTMENTS TO DEFERRED AMOUNTS

The Committee shall credit the balance of the Participant's Deferred Compensation Account with an earnings factor. The earnings factor will equal the amount the Participant's Deferred Compensation Account would have earned if it had been invested in the investment options listed below. The Participant is permitted to select the investment option used to determine the earnings factor and may change the selection at any time. The Participant may choose more than one investment option in increments of at least one (1) percent. The Company reserves the right to change or amend any of the investment options at any time. The investment options used to determine the earnings factor are:

     (a) The prime rate of interest as reported by JPMorgan Chase Bank at the first day of each calendar month.

     (b) Automotive stock index account - the amount of deferral will be invested in Tenneco Automotive Inc. stock equivalent unit account. Any investment in this account will be measured solely by the performance of the Company's common stock (including dividends that will be reinvested). Amounts credited to this account will be settled either in cash or, if the Company so elects, shares of the Company's common stock and will be offered under the Company's principal equity incentive plan then in effect.



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     (c)  The return for the following investment funds:

          (i)   JPMorgan Chase Prime Rate Fund

          (ii)  Putnam Bond Index Fund

          (iii) Putnam S&P 500 Index Fund

     The Company is under no obligation to acquire or provide any of the investments designated by a Participant, and any investments actually made by the Company will be made solely in its name and will remain its property.

     The crediting of an earnings factor shall occur so long as there is a balance in the Participant's Deferred Compensation Account regardless of whether the Participant has terminated employment.

8.   PAYMENT OF DEFERRED AMOUNTS

     (a) Subject to the subsection (b) below, a Participant's Deferred Amount shall be paid in a single lump sum payment to the Participant, or the Participant's beneficiary, as soon as practicable after:

          (i)   the Participant's death,
          (ii) the termination of the Participant's employment or service as a director, or
          (iii) the date specified in the applicable Deferral Election made by the Participant.

     (b) Notwithstanding Section 8(a), with respect to any Participant who is a "key employee" as defined by Section 409A(a)(2)(B)(i) of the Code, payment of such Participant's Deferred Amount shall be made no earlier than six months from Participant's separation from service with the Company.

9.   TERMINATION OF PARTICIPATION IN 2005

If a Participant separates from service with the Company in 2005, such Participant may elect, in a writing filed with the Committee, to terminate participation in the Plan and revoke any Deferral Election for 2005. Any amounts would be payable to the Participant and subject to immediate taxation.



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10.  PARTICIPANT REPORTS

The Committee shall provide a statement to the Participant quarterly concerning the status of his or her Deferred Compensation Account.

11.  TRANSFERABILITY OF INTERESTS

During the period of deferral, all Deferred Amounts shall be considered as general assets of the Company for use as it deems necessary and shall be subject to the claims of its creditors. The rights and interests of a Participant during the period of deferral shall be those of a general unsecured creditor except that such Participant's rights and interests may not be reached by the creditors of the Participant or the Participant's beneficiary, or anticipated, assigned, pledged, transferred or otherwise encumbered except in the event of the death of the Participant, and then only by will or the laws of descent and distribution.

12.  AMENDMENT, SUSPENSION AND TERMINATION

The Company, at any time, through action of the Committee, may amend, suspend or terminate the Plan or any portion thereof in such manner and to such extent as it may deem advisable and in its best interests. No amendment, suspension and termination shall reduce the Deferred Amount then credited to a Participant's Deferred Compensation Account.

13.  UNFUNDED OBLIGATION

The Plan shall not be funded; no trust, escrow or other provisions shall be established to secure payments due under the Plan; and the Plan shall be regarded as unfunded for purposes of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code. A Participant shall be treated as a general, unsecured creditor at all times under the Plan, and shall have no rights to any specific assets of the Company. All amounts credited to the memorandum accounts of the Participants will remain general assets of the Company and shall be payable solely from the general assets of the Company.

14.  NO RIGHT TO EMPLOYMENT OR OTHER BENEFITS

Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Company. Any compensation deferred and any payments made under this Plan shall not be included in creditable compensation in computing benefits under any employee benefit plan of the Company except to the extent expressly provided therein.

15.  DISPUTE RESOLUTION

By participating in the Plan, the Participant agrees that any dispute arising under the Plan shall be resolved by binding arbitration in Lake Forest, Illinois under the rules of the American Arbitration Association and that there will be no remedy besides the disputed deferred compensation amount in issue.


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16.  EFFECTIVE DATE

The effective date of this Plan is January 1, 2005 (the "Effective Date").

          IN WITNESS WHEREOF, the Company has caused the Plan to be executed on its behalf by its respective officers thereunder duly authorized, as of the Effective Date.

                                            TENNECO AUTOMOTIVE INC.


                                                  /s/ RICHARD P. SCHNEIDER
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                                                  By: Richard P. Schneider

                                                  Its: Senior Vice President,
                                                       Global Administration






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